UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 29, 2008
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

United States	001-33246	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02	Results of Operations and Financial Condition

On January 29, 2008, the Registrant issued a press release to report earnings for its fiscal quarter ended December 31, 2007. A copy of the press release is furnished with this Form 8-K as an exhibit.

Item 8.01	Other Events

On January 29, 2008, the Registrant issued a press release to announce a revision to its proposed stock compensation and incentive plan and the support of its largest outside stockholder for the revised plan. The Registrant also announced that the Annual Meeting of Stockholders is now anticipated to be held on March 10, 2008, with stockholders of record as of January 29, 2008 eligible to vote at such meeting. A copy of the press release is furnished with this Form 8-K as an exhibit.

On January 29, 2008, the Registrant issued a press release to announce its Board of Directors has approved a 5% stock repurchase program. A copy of the press release is furnished with this Form 8-K as an exhibit.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated January 29, 2008
99.2	Press Release dated January 29, 2008
99.3	Press Release dated January 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Gary T. Jolliffe
Date: January 29, 2008		Gary T. Jolliffe President and Chief Executive Officer